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                                                                    Exhibit 99.2

                                                                    NEWS RELEASE

Investor Relations Contact:                          Public Relations Contact:
Rochelle Krause                                      Abbie Kendall
PDF Solutions, Inc.                                  Armstrong Kendall, Inc.
Tel: (408) 938-6437                                  Tel: (503) 672-4681
Email: rochelle.krause@pdf.com                       Email: abbie@akipr.com


 PDF SOLUTIONS(R) EXPANDS OFFERING WITH ADDITION OF WAMA(TM) SOFTWARE PRODUCTS

Thursday, June 19, 2003
SAN JOSE, Calif. (PDF Solutions, Inc.)

      Shot Map Optimization Technology Acquired From WaferYield, Inc.

PDF Solutions, Inc. (Nasdaq: PDFS), the leading provider of process-design integration technologies to enhance IC manufacturability, today announced a key extension to its yield optimization solutions technology. Pursuant to an asset purchase agreement with WaferYield, Inc., a privately held corporation based in Santa Clara, California, PDF has acquired the WAMA(TM) technology and associated business in an all-cash transaction. Future payments up to a pre-determined maximum, which are also in cash, are dependent upon reaching certain performance and revenue milestones related to the WAMA technology. Further terms of the agreement were not disclosed.

As part of the transaction, key members of the WaferYield team have joined PDF Solutions, including WaferYield co-founders Ron Sigura, formerly its chief executive officer, and Eitan Cadouri, formerly its chief technologist.

The WAMA product offering, derived from the words WAfer MAp, is designed to optimize semiconductor wafer shot maps to help customers achieve greater yield and net die per wafer, higher stepper throughput, and reduced probe test costs. By using WAMA products, semiconductor companies can achieve a more optimized overall manufacturing flow.

"Cypress has been able to achieve greater manufacturing efficiencies in our fabrication facilities by using the WAMA product," said Christopher Seams, executive vice president of technology and worldwide manufacturing at Cypress Semiconductor. "PDF Solutions' acquisition of the WAMA offering allows for WAMA products to be further integrated into the rest of the yield optimization equation."

EXPANDING THE PDF SOLUTIONS PRODUCT OFFERING

"PDF Solutions' strategy is to provide our customers with increasing capability to achieve higher yields," stated John Kibarian, chief executive officer of PDF Solutions. "The addition of the WAMA product offering provides methods that complement the PDF product portfolio, and is in line with that strategy."


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"Joining PDF Solutions is an exciting opportunity for the WAMA team," said Ron
Sigura, now vice president, WAMA sales and marketing at PDF Solutions. "The proprietary WAMA shot map-driven optimization offering is complementary to PDF's product line. It further strengthens PDF Solutions' as an industry leader in process-design integration."

THE WAMA PRODUCT OFFERING

The sophisticated WAMA field and die placement software leverages diverse inputs, including broad cost and gain parameters and manufacturing constraints, all to optimize wafer fabrication operations. WAMA products provide wafer fabrication managers with crucial business data that can help them to make optimal trade-off decisions in the IC manufacturing process. The WAMA product line features the following modules:

-WAMA Die - Maximizes gross die per wafer

-WAMA Max - Maximizes good die per wafer

-WAMA Productivity - Maximizes stepper throughput

-WAMA Test - Reduces tester time

-WAMA ROI - Maximizes fab profitability

PDF Solutions intends to continue to sell the WAMA offering as a stand-alone product in addition to offering it as an option in PDF's integrated yield ramp engagements.

ABOUT PDF SOLUTIONS

PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies to enhance IC manufacturability. PDF Solutions' software, methodologies and services enable semiconductor companies to create more manufacturable IC designs and more capable manufacturing processes. By simulating nanometer-scale product and process interactions, PDF Solutions offers clients reduced time-to-market, increased IC yield and performance, and increased product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

PDF Solutions(R) is a registered trademark and WAMA(TM) is a trademark of PDF Solutions, Inc.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are forward looking, including, without limitation, those regarding the ability of the company to integrate its existing products with WAMA software in an efficient and effective manner, potential future revenue opportunities to PDF Solutions, PDF's ability to integrate and retain employees key to the continued development and sales of WAMA software, the company's ability to retain current customers of WAMA and grow the WAMA customer base as a result of the transaction. The words "expect", "believe" and similar expressions also identify forward-looking statements. Actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: failure to timely or successfully integrate PDF Solutions' products with WAMA software; failure to retain key WAMA employees; failure to retain WAMA customers and grow potential future revenue opportunities; fluctuations in the price of PDF's stock; unforeseen industry changes; changes in

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the U.S. and worldwide economic and political environments; and changes in the marketplace for our solutions, including the introduction of products or services competitive with PDF's products and services. Readers should also refer to the risk disclosures set forth in PDF's periodic public filings with the SEC, including, without limitation, its reports on Form 10-K, most recently filed on April 26, 2003, and on Form 10-Q, most recently filed on May 14, 2003. The forward-looking statements contained in this release are made as of the date hereof, and PDF does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.